Exhibit 10.4

BLACK DIAMOND HOLDINGS CORPORATION
(the “Company”)

RESOLUTIONS CONSENTED TO IN WRITING
BY THE SOLE DIRECTOR OF THE COMPANY

WHEREAS it is desirable to acquire all of the issued and outstanding shares of Liberty Valley
Wines, LLC.

RESOLVED THAT:

1. The Company acquire all of the issued shares of Liberty Valley Wines, LLC from Robert
Moynes for the sum of $1.00 as of May 23, 2005.

and the sole Director of the Company is authorized to execute any documents in pursuance of this resolution.

The undersigned, being the sole Director of the Company, consents to the foregoing resolutions.

DATED as of the 23 day of May, 2005.

_/s/ Bradley Moynes_______________________
BRADLEY MOYNES